                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated January 26, 2001 and January 28, 2000, with respect to the financial statements of Knoll AG, Ludwigshafen, included in the Amendment No. 1 to the current Report on Form 8-K of Abbott Laboratories ("Abbott") related to the acquisition of the BASF Pharmaceutical business.

We also consent to the incorporation by reference of our reports dated January 26, 2001 and January 28, 2000 into Abbott's previously filed Form S-8 Registration Statements 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071, 333-43381, 333-69547, 333-93253 and 333-52768 for the Abbott
Laboratories 1996 Incentive Stock Program, 333-13091 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, and 33-26685, 33-51585, 33-56897, 33-65127,
333-19511, 333-43383, 333-69579, and 333-93257 for the Abbott Laboratories Stock
Retirement Plan and Trust; Abbott's previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and into Abbott's previously filed S-3 Registration Statements 33-50253, 333-06155, 333-63481, 333-65601, 333-83647 and 333-55446.



Mannheim, May 11, 2001

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft



A. Muller                          Ketterle
Wirtschaftsprufer                  Wirtschaftsprufer
                                   Certified Public Accountant